MEMORANDUM


FOR        Jeff Reene

FROM       Neal Patterson, Cliff Illig

DATE       May 27, 1997

SUBJECT    CPP Participation

REQUIRED
ACTION     Review Documentation


This memo serves as formal documentation for your Cerner Performance Plan (CPP) for Q2-Q4 of 1997. Details regarding your CPP for Q1 of 1997 can be found in your compensation letter dated February 26, 1997. As a reminder, your annual Cerner Performance Plan (CPP) opportunity is $200,000. This annual opportunity will be paid based on your 1997 pro-forma APE of a B+ (100%). As always, in Q4 of 1997, payments made throughout the year will be adjusted by your actual performance rating for 1997, set in late January, 1998.

Effective 4/1/97, your 1997 Cerner Performance Plan will be comprised of the following metrics:
-    Professional Services Operating Earnings Growth (50%)
-    Accounts Receivable Over 90 Days (30%)
-    Corporate EPS Growth (20%)

Two of these CPP metrics, Professional Services OE Growth and Corporate EPS Growth, carry an opportunity for "over achievement", with the potential to earn up to 130% of the target bonus level when actual attainment surpasses objectives.

The Professional Services Operating Earnings Growth metric has cumulative year-to-date operating earnings targets as follows:


Prof. Services OE
Growth                 Q1           Q2            Q3            Q4
-----------------------------------------------------------------------
75% Payout       ($2,380,000)  ($4,525,000)  ($6,057,000)  ($6,605,000)
100% Payout      ($1,950,000)  ($3,550,000)  ($4,600,000)  ($5,350,000)
120% Payout      ($1,600,000)  ($2,700,000)  ($3,450,000)  ($4,000,000)
130% Payout      ($1,200,000)  ($2,100,000)  ($2,600,000)  ($3,000,000)


The Accounts Receivable Over 90 Days metric has the targets as follows:


A/R Over 90 Days       Q1           Q2           Q3           Q4
--------------------------------------------------------------------
100% Payout       $11,000,000  $10,500,000  $10,000,000  $ 9,500,000


Relative to your specific Cerner Performance Plan, in your role as an executive of this company, we feel strongly that a portion of your variable cash compensation be tied directly to corporate Earnings Per Share (EPS) growth. The EPS targets that we have established are tied directly to the financial plan for the company, set somewhat higher than current street expectations but squarely reflective of the bookings and spending plans (at control plan level) created by the broad management team. The Corporate EPS Growth metric has cumulative year-to-date targets as follows:


Corporate EPS
Growth              Q1       Q2       Q3       Q4
--------------------------------------------------
75% Payout         N/A     $0.15   $0.28     $0.42
100% Payout       $0.06    $0.16   $0.32     $0.50
120% Payout       $0.08    $0.20   $0.39     $0.60
130% Payout       $0.10    $0.24   $0.46     $0.70


Your participation in CPP is terminated immediately in the event of termination of employment. You will be entitled to payment for any earned but not paid amounts. Payments are considered earned only for completed quarters; i.e., if participation is terminated before the end of the quarter, no incentives will be paid for that quarter.

This plan may be modified during the plan year to coincide with corporate objectives.


/s/Neal L. Patterson                /s/Clifford W. Illig
Neal L. Patterson                   Clifford W. Illig
Chairman and Chief                  President and Chief
Executive Officer                   Operating Officer